      AMENDMENT NO. 1 TO LOAN & SECURITY AGREEMENT (ACCOUNTS AND INVENTORY)


         This Amendment dated as of October 28, 1999 among Troy Group, Inc. ("Troy"), Troy Systems International, Inc. ("TSI"), Troy XCD, Inc. ("Troy XCD") and each other Person which becomes a signatory hereto (collectively "Borrower") and Comerica Bank - California ("Bank").

                                    RECITALS:

         A. Troy, TSI, Troy XCD and Bank executed that certain Loan and Security Agreement dated as of October 20, 1998 as supplemented by (I) Addendum A to Loan & Security Agreement (LIBOR), (ii) Addendum B to Loan & Security Agreement,
(iii) Environmental Rider, (iv) Addendum A to Environmental Rider, (v) Equipment Rider and (vi) Inventory Rider (Revolving Advance), each dated as of October 20, 1998 (as so supplemented, the "Agreement").

         B. Troy, TSI, Troy XCD and Bank desire to amend the Agreement as set forth below.

         The parties agree as follows:

         1. The term "Borrower" wherever used in the Agreement shall mean Troy Group, Inc., Troy Systems International, Inc., Troy XCD, Inc., and each other Person which executes a Joinder Agreement after the date hereof.

         2. The following definitions set forth in Section 1 of the Agreement are amended to read as follows:

         "`ACQUISITION LOAN' MEANS THE CREDIT EXTENDED TO BORROWER BY BANK UNDER
         SECTION 2.1A HEREOF."

         "`ACQUISITION NOTE' MEANS THE PROMISSORY NOTE IN THE FORM ANNEXED HERETO ISSUED BY BORROWER ON THE DATE HEREOF AND PAYABLE TO BANK."

         "`DOMESTIC SUBSIDIARY' MEAN ANY PERSON WHICH IS ORGANIZED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND WHICH, DIRECTLY OR INDIRECTLY, IS A WHOLLY OWNED SUBSIDIARY OF TROY."

         "`EBITDA' MEANS AS OF ANY DATE OF DETERMINATION, THE EARNINGS OF TROY GROUP, INC. AND ITS CONSOLIDATED SUBSIDIARIES FOR THE FOUR QUARTER PERIOD ENDING ON SUCH DATE OF DETERMINATION BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED."

         "`FIXED RATE' MEANS TWO AND ONE HALF PERCENT (2.50%) OVER THE PER ANNUM INTEREST RATE WHICH BANK DETERMINES TO BE ITS COST OF OBTAINING FUNDS IN AN AMOUNT AND WITH AMORTIZATION AND TERMS COMPARABLE TO THE ACQUISITION NOTE. BORROWER ACKNOWLEDGES THAT IN DETERMINING THE FIXED RATE, BANK WILL USE VARIOUS SOURCES OF INFORMATION INCLUDING INFORMATION AVAILABLE

         FROM REUTERS AND TELERATE AND THAT SUCH INFORMATION, AS CONCLUSIVELY DETERMINED BY BANK (IN A MANNER CONSISTENT WITH BANK'S METHODS OF DETERMINING ITS COST OF FUNDS FOR OTHER TRANSACTIONS) WILL FORM THE BASIS OF BANK'S DETERMINATION OF THE COST OF FUNDS, WHICH DETERMINATION SHALL BE CONCLUSIVE FOR ALL PURPOSES."

         "`JOINDER AGREEMENT' MEANS A JOINDER AGREEMENT IN THE FORM ANNEXED HERETO AS EXHIBIT "A" TO BE EXECUTED AND DELIVERED BY ANY PERSON REQUIRED TO BECOME A BORROWER PURSUANT TO SECTION 6.27 OF THIS AGREEMENT."

         "`PERMITTED ACQUISITION' MEANS ANY ACQUISITION BY TROY GROUP, INC. OR A WHOLLY OWNED SUBSIDIARY OF TROY GROUP, INC. (THE "ACQUIROR") OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF ANOTHER PERSON, OR OF A DIVISION OR LINE OF BUSINESS OF ANOTHER PERSON OR SHARES OF STOCK OR OTHER OWNERSHIP INTERESTS OF ANOTHER PERSON, WHICH IS CONDUCTED IN ACCORDANCE WITH THE FOLLOWING REQUIREMENTS:

                  "(a) SUCH ACQUISITION IS OF A BUSINESS OR PERSON WHICH HAS TECHNOLOGIES, PRODUCT LINES AND BUSINESSES COMPLIMENTARY TO THE ACQUIROR; AND

                  "(b) IF THE AGGREGATE ADVANCES MADE BY BANK UNDER THE ACQUISITION LOAN AS OF THE DATE OF THE ACQUISITION AFTER GIVING EFFECT TO SUCH ACQUISITION IS IN EXCESS OF THREE MILLION DOLLARS ($3,000,000):

                  "(I)   (A) BORROWER SHALL HAVE DELIVERED TO BANK NOT LESS THAN
                  TEN (10) BUSINESS NOR MORE THAN NINETY (90) BUSINESS DAYS PRIOR TO THE CLOSING DATE OF THE ACQUISITION NOTICE OF SUCH ACQUISITION INCLUDING SUCH DETAILS OF THE ACQUISITION AS MAY BE REQUIRED BY BANK TOGETHER WITH PRO FORMA PROJECTED FINANCIAL INFORMATION;

                           "(B) THE VALUE OF THE GOODWILL AND OTHER INTANGIBLES
                  ACQUIRED THROUGH THE ACQUISITION SHALL NOT EXCEED FIFTY PERCENT (50%) OF THE PURCHASE PRICE OF SUCH ACQUISITION COMPUTED ON THE BASIS OF TOTAL ACQUISITION CONSIDERATION PAID OR INCURRED, OR TO BE PAID OR INCURRED, BY THE ACQUIROR, INCLUDING THE AMOUNT OF DEBT ASSUMED OR TO WHICH SUCH ASSETS, BUSINESSES OR BUSINESS OR OWNERSHIP INTERESTS OR SHARES, OR ANY PERSON SO ACQUIRED IS SUBJECT, INCLUDING THE VALUE OF ANY COMMON SHARES TRANSFERRED AS A PART OF SUCH ACQUISITION ("PURCHASE PRICE"); AND

                           "(C) THE RATIO OF THE PURCHASE PRICE TO EBITDA (AS OF
                  THE LAST DAY OF THE MOST RECENT FISCAL QUARTER) SHALL NOT EXCEED 7.0 TO 1;

                  OR

                  "(ii) BANK SHALL HAVE APPROVED SUCH ACQUISITION IN WRITING PRIOR TO ITS CONSUMMATION, WHICH APPROVAL SHALL BE GIVEN OR DENIED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT BY THE BANK OF THE INFORMATION REQUIRED UNDER PART (B)(I)(A) OF THIS DEFINITION OF PERMITTED ACQUISITION."

         "`PRO FORMA FINANCIAL INFORMATION' MEANS AS TO ANY PROPOSED ACQUISITION, A STATEMENT EXECUTED BY THE CHIEF FINANCIAL OFFICER (SUPPORTED BY REASONABLE DETAIL) SETTING FORTH THE TOTAL CONSIDERATION TO BE PAID OR INCURRED IN CONNECTION WITH THE PROPOSED ACQUISITION AND PRO FORMA COMBINED PROJECTED FINANCIAL INFORMATION FOR TROY GROUP, INC. AND ITS CONSOLIDATED SUBSIDIARIES AND THE ACQUISITION TARGET (IF APPLICABLE), CONSISTING OF PROJECTED BALANCE SHEETS AS OF THE PROPOSED EFFECTIVE DATE OF THE ACQUISITION OR THE CLOSING DATE, INCLUDING SUFFICIENT DETAIL TO PERMIT CALCULATION OF THE AMOUNTS AND RATIOS DESCRIBED IN SECTION 6.17 HEREOF, AS PROJECTED AS OF THE EFFECTIVE DATE OF THE ACQUISITION AND ACCOMPANIED BY (I) A STATEMENT SETTING FORTH A CALCULATION OF THE RATIOS AND AMOUNTS SO DESCRIBED, (ii) A STATEMENT IN REASONABLE DETAIL SPECIFYING ALL MATERIAL ASSUMPTIONS UNDERLYING THE PROJECTIONS AND (iii) SUCH OTHER INFORMATION AS BANK SHALL REASONABLY REQUEST."

         "`TANGIBLE EFFECTIVE NET WORTH' AS USED IN THIS AGREEMENT MEANS NET
          WORTH AS DETERMINED IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED, INCREASED BY SUBORDINATED DEBT IF ANY, AND DECREASED BY
         THE NET BOOK VALUE OF THE FOLLOWING: PATENTS, LICENSES, GOODWILL, SUBSCRIPTION LISTS, ORGANIZATION EXPENSES, TRADE RECEIVABLES CONVERTED TO NOTES, AND MONEY DUE FROM AFFILIATES (INCLUDING OFFICERS, DIRECTORS, SUBSIDIARIES AND COMMONLY HELD COMPANIES)."

         3. Section 2.1a is added to the Agreement as follows:

                  "2.1a IN ADDITION TO THE LOAN MADE BY BANK FROM TIME TO TIME UNDER SECTION 2.1 OF THIS AGREEMENT, UPON THE REQUEST OF BORROWER MADE AT ANY TIME AND FROM TIME TO TIME FROM THE DATE HEREOF THROUGH OCTOBER 1, 2000, AND SO LONG AS NO EVENT OF DEFAULT HAS OCCURRED, BANK SHALL LEND TO BORROWER SUMS NOT TO EXCEED TEN MILLION DOLLARS ($10,000,000) IN AGGREGATE PRINCIPAL AMOUNT, SUBJECT TO THE TERMS OF THIS AGREEMENT. THE PROCEEDS OF THE ACQUISITION LOAN SHALL BE USED SOLELY TO FINANCE PERMITTED ACQUISITIONS. THE FIRST THREE MILLION DOLLARS ($3,000,000) OF ADVANCES OF THE ACQUISITION LOAN MAY BE USED BY BORROWER TO FINANCE UP TO 100% OF THE PURCHASE PRICE OF PERMITTED ACQUISITIONS. THEREAFTER, THE NEXT SEVEN MILLION DOLLARS ($7,000,000) OF ADVANCES OF THE ACQUISITION LOAN MAY BE USED BY BORROWER TO FINANCE UP TO 50% OF THE PURCHASE PRICE OF PERMITTED ACQUISITIONS.

                  "THE INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION LOAN SHALL BE EVIDENCED BY THE ACQUISITION NOTE. THE PRINCIPAL INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION NOTE SHALL BE REPAID IN SIXTY (60) INSTALLMENTS EACH EQUAL TO 1/60TH OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THE ACQUISITION NOTE ON OCTOBER 1, 2000, COMMENCING ON NOVEMBER 1, 2000 AND ON THE FIRST DAY OF EACH MONTH THEREAFTER UNTIL OCTOBER 1, 2005 WHEN THE ENTIRE UNPAID BALANCE OF PRINCIPAL AND INTEREST THEREON SHALL BE DUE AND PAYABLE IN FULL. INTEREST SHALL BE PAYABLE MONTHLY ON THE FIRST DAY OF EACH MONTH. PREPAYMENTS OF THE ACQUISITION LOAN SHALL BE APPLIED TO INSTALLMENTS DUE THEREUNDER IN THE INVERSE ORDER OF THEIR MATURITIES."

         4. Section 6.6 (r) and (s) are added to the Agreement as follows:

                  "r. MAKE OR PERMIT ANY OF ITS SUBSIDIARIES TO MAKE ANY LOAN OR ADVANCE TO FOREIGN SUBSIDIARIES IN EXCESS OF $1,000,000 IN THE AGGREGATE AT ANY TIME OUTSTANDING.

                  "s. MAKE OR PERMIT ANY OF ITS SUBSIDIARIES TO MAKE ANY INVESTMENT IN ANY FOREIGN SUBSIDIARY OTHER THAN AN INVESTMENT BY THE ACQUIROR NOT TO EXCEED THE PURCHASE PRICE OF THE PERMITTED ACQUISITION."

         5. Section 6.17(b) is amended to read as follows:

                  "b. TANGIBLE EFFECTIVE NET WORTH IN AN AMOUNT NOT LESS THAN
         (I) PRIOR TO THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, $24,000,000, AND (ii) UPON AND AT ALL TIMES AFTER THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, $13,500,000."

         6. Section 6.17(d) is amended to read as follows:

                  "d. A QUICK RATIO OF CASH PLUS SECURITIES PLUS RECEIVABLES TO CURRENT LIABILITIES OF NOT LESS THAN (I) PRIOR TO THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, 2.25 TO 1.0; AND (ii) UPON AND AT ALL TIMES AFTER THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, 1.00 TO 1.0."

         7. Section 6.17(e) is amended to read as follows:

                  "e. A RATIO OF TOTAL LIABILITIES (LESS DEBT SUBORDINATED TO
         BANK) TO TANGIBLE EFFECTIVE NET WORTH OF LESS THAN 2.25 TO 1.0."

         8. Section 6.17(f) is amended to read as follows:

                  "f. A RATIO OF CASH FLOW TO FIXED CHARGES OF NOT LESS THAN (I) PRIOR TO THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, 2.00 TO 1.0 AND
         (ii) UPON AND AT ALL TIMES AFTER THE FIRST ADVANCE UNDER THE ACQUISITION NOTE, 1.25 TO 1.0."

         9. Section 6.27 is added to the Agreement as follows:

                  "6.27 WITH RESPECT TO EACH PERSON WHICH BECOMES A DOMESTIC SUBSIDIARY OF TROY GROUP, INC. SUBSEQUENT TO THE DATE HEREOF, WITHIN THIRTY (30) DAYS AFTER SUCH PERSON IS ACQUIRED, CREATED OR OTHERWISE BECOMES A DOMESTIC SUBSIDIARY (WHICHEVER FIRST OCCURS), THE BORROWER SHALL CAUSE TO BE EXECUTED AND DELIVERED TO BANK A JOINDER AGREEMENT WHEREBY SUCH DOMESTIC SUBSIDIARY BECOMES OBLIGATED AS A BORROWER HEREUNDER, TOGETHER WITH SUCH SUPPORTING DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, CORPORATE AUTHORITY ITEMS, CERTIFICATES, AND OPINIONS OF COUNSEL, AND BORROWER SHALL TAKE OR CAUSE TO BE TAKEN, SUCH STEPS AS ARE NECESSARY OR ADVISABLE UNDER APPLICABLE LAW, AS DETERMINED BY BANK, TO PERFECT THE LIENS GRANTED UNDER THIS AGREEMENT AS A RESULT OF THE EXECUTION AND DELIVERY OF SUCH JOINDER AGREEMENT. UPON EXECUTION AND DELIVERY OF THE JOINDER AGREEMENT AND SUCH SUPPORTING DOCUMENTATION, SUCH DOMESTIC SUBSIDIARY SHALL BE DEEMED A BORROWER HEREUNDER."

         10. Addendum A (LIBOR) to the Agreement is amended as follows:

         (I) Section 2 of Addendum A is amended to read as follows:

                  "INTEREST RATE OPTIONS. BORROWER SHALL HAVE THE FOLLOWING OPTIONS REGARDING THE INTEREST RATE TO BE PAID BY BORROWER ON ADVANCES UNDER THE NOTE (IN ADDITION TO ANY OTHER OPTIONS PROVIDED FOR IN THE AGREEMENT):

                  a. WITH RESPECT TO ADVANCES UNDER SECTION 2.1 OF THE AGREEMENT, A RATE EQUAL TO TWO PERCENT (2.00%) ABOVE BANK'S LIBOR FOR THE RELEVANT LIBOR PERIOD OR ONE QUARTER PERCENT (0.25%) BELOW THE BASE RATE AS DEFINED IN THE NOTE; OR

                  b. WITH RESPECT TO ADVANCES UNDER SECTION 2.1A OF THE AGREEMENT, A RATE EQUAL TO TWO AND ONE HALF PERCENT (2.50%) ABOVE BANK'S LIBOR FOR THE RELEVANT LIBOR PERIOD OR ONE QUARTER PERCENT (0.25%) ABOVE THE BASE RATE AS DEFINED IN THE NOTE.

                  `LIBOR OPTION' SHALL MEAN THE LIBOR-BASED RATE APPLICABLE UNDER SUBPART a OR b OF THIS SECTION 2. `BASE RATE OPTION' SHALL MEAN THE APPLICABLE INTEREST RATE WHICH IS BASED ON THE BASE RATE UNDER SUBPART A OR B OF THIS SECTION 2."

         (ii) Each Advance of the Acquisition Loan which bears interest at the LIBOR Rate Option shall be a minimum of $1,000,000.

         11. Item (1) under "OTHER COVENANTS:" set forth on Addendum B to the Agreement is amended to read as follows:

                  "(1) POST-ACQUISITION BALANCE SHEET AND COVENANT COMPLIANCE CERTIFICATE WITHIN 60 DAYS AFTER THE EFFECTIVE DATE OF EACH PERMITTED ACQUISITION; AND"

         12. In addition to the Base Rate Option and the LIBOR Rate Option, commencing October 1, 2000, Borrower shall have the option to select the Fixed Rate as the applicable interest rate for the entire indebtedness outstanding under the Acquisition Loan. In the event Borrower selects the Fixed Rate as the applicable interest rate with respect to the Acquisition Loan, the Fixed Rate shall be the applicable interest rate until the maturity date of the Acquisition Loan.

         In the event the Borrower selects the Fixed Rate as the applicable interest rate with respect to the Acquisition Loan, the Bank does not have to accept any prepayment of principal under the Acquisition Note except as described below or as required under applicable law. The Borrower may prepay principal of the Acquisition Note in increments of $50,000 at any time as long as the Bank is provided written notice of the prepayment. The notice of prepayment shall contain the following information: (a) the date of prepayment (the "Prepayment Date") and (b) the amount of principal to be prepaid. On the Prepayment Date, the Borrower will pay to the Bank, in addition to the other amounts then due on the Acquisition Note under the Agreement, the Prepayment Amount described below. The Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under the Agreement and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

         If the Bank exercises its right to accelerate the payment of the Acquisition Note prior to maturity, the Borrower will pay to the Bank, in addition to the other amounts then due under the Agreement, on the date specified by the Bank as the Prepayment Date, the Prepayment Amount. The Bank's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud.

         The Prepayment Amount is the sum of: (I) the amount of principal which the Borrower has elected to prepay or the amount of principal which the Bank has required the Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, (iii) Five Hundred Dollars ($500) plus (iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which (A) the interest the Bank would have earned had the Prepaid Principal Amount been paid according at the Acquisition Note's amortization schedule at the Acquisition Note's interest rate exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

         "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

         13. The Joinder Agreement is added to the Agreement as Exhibit A.

         14. This Amendment shall be effective as of October 28, 1999.

         15. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect.



COMERICA BANK -  CALIFORNIA                 TROY GROUP, INC.


By:  Barbara D'Amato                        By:   /s/ Patrick J. Dirk
   ----------------------------                ------------------------------

Its:   Vice President                       Its:    Chairman and CEO
    ---------------------------                 -----------------------------

                                            TROY SYSTEMS INTERNATIONAL, INC.


                                            By:   /s/ Patrick J. Dirk
                                               ------------------------------

                                            Its:    Chairman and CEO
                                                -----------------------------

                                            TROY XCD, INC.


                                            By:   /s/ Patrick J. Dirk
                                               ------------------------------

                                            Its:    Chairman and CEO
                                                -----------------------------

                                   EXHIBIT "A"

                                JOINDER AGREEMENT

         This Joinder Agreement is dated as of __________________, by ____________________, a ___________________ ("New Borrower").

                                    RECITALS:

         A. New Borrower is a direct or indirect Domestic Subsidiary of Troy Group, Inc. ("Company").

         B. New Borrower desires to become a party as a Borrower to that certain Loan and Security Agreement (Accounts and Inventory) dated October 20, 1998 (as supplemented by the addenda and riders annexed thereto and as amended by Amendment No. 1 dated October 28, 1999 (as may be further amended, restated, supplemented or replaced from time to time, the "Agreement") by and among Company, the other Borrowers signatory thereto (by execution and delivery of the Agreement or of a Joinder Agreement) and Comerica Bank - California ("Bank"), and to receive all the benefits of and to become subject to the obligations thereof.

         C. Pursuant to Section 6.27 of the Agreement the New Borrower must execute and deliver this Joinder Agreement.

         In consideration of the benefits to be derived by the New Borrower under the Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Borrower agrees as follows:

         1. Capitalized terms used in the opening paragraph, the recitals and as otherwise used herein and not defined have the same meanings assigned to such terms in the Agreement.

         2. Upon its execution, this Joinder Agreement is made a part of the Agreement for all purposes, and the New Borrower shall be and become a party to the Agreement and shall without any further actions or conditions have all the rights and become subject to all the obligations of one of the Borrower thereunder.

         3. The New Borrower (a) represents and warrants that it is legally authorized to enter into this Joinder Agreement, (b) confirms that it has received copies of the Agreement, the other loan documents executed and delivered in connection therewith and all related documents ("Loan Documents"), and that on the basis of its review and analysis of this information has decided to enter into this Joinder Agreement, (c) confirms that it is a subsidiary of Company, (d) adopts by reference thereto all of the representations and warranties applicable to it as set forth in the Agreement as fully and with the same force and effect as though each such representation and warranty were set forth in its entirety in the Joinder Agreement and confirms and agrees that it shall perform each and every covenant applicable to it as one of the Borrower as provided in the Agreement and that it will at all times be in compliance with the terms of the Agreement, the other Loan Documents and all of the obligations and covenants set forth therein to the same extent as though each and every such agreement and covenant were set forth in their entirety in this Joinder Agreement required to be performed by it as one of the Borrower thereunder.

         4. New Borrower shall be considered, and deemed to be, for all purposes of the Agreement and the other Loan Documents, one of the Borrower under the Agreement as fully as though New Borrower had executed and delivered the Agreement at the time originally executed and delivered by the Company and hereby ratifies and confirms its obligations under the Agreement and the other Loan Documents, all in accordance with the terms hereof.

         5. No Event of Default (as defined in the Agreement) has occurred and is continuing under the Agreement.

         6. This Joinder Agreement shall not become effective until the New Borrower has complied with all of the terms and conditions of Section 6.27 of the Agreement.

         7. This Joinder Agreement shall be governed by the Laws of the State of California and shall be binding upon New Borrower and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned New Borrower has executed and delivered this Joinder Agreement as of the date first written above.

                                              [NEW BORROWER]


                                              By:
                                                 ----------------------------

                                              Its:
                                                  ---------------------------

Acknowledged and approved as of
the date first set forth above.

COMERICA BANK - CALIFORNIA


By:
   ---------------------------------

Its:
    --------------------------------